UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2004

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

1-13026

36-2984916

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 12.          Results of Operations and Financial Condition

On August 10, 2004, Blyth, Inc. posted to its website, www.blyth.com, the following information:  In our annual report on Form 10-K for the fiscal year ended January 31, 2004, we reported operating segment information for fiscal years 2002, 2003 and 2004 with respect to five reportable segments– the Direct Selling segment, the Wholesale Home Fragrance segment, the Wholesale Creative Expressions segment, the Catalog & Internet segment and the All Other segment.  For fiscal 2005, as previously reported, we have determined, based upon changes in our management organization, that we now have three reportable segments – the Direct Selling Segment, the Wholesale Segment and the Catalog & Internet Segment.  By reason of the change in the number of our reportable segments, in our next annual report on Form 10-K, we will be required to restate our operating segment information for 2003 and 2004 so as to report such information with respect to such three reportable segments.

In response to requests that we have received from various analysts, we have prepared the following table that shows net sales, earnings and identifiable assets information for fiscal years 2003 and 2004 with respect to our three reportable segments that we expect to include in our next annual report on Form 10-K.

A copy of the table as it appears on our website, www.blyth.com, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: August 10, 2004	By: /s/ Bruce D. Kreiger
Name: Bruce D. Kreiger
Title: Vice President & General Counsel